UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2023
EXAGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1261 Liberty Way
Vista, CA 92081
(Address of principal executive offices) (Zip Code)
(760) 560-1501
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 24, 2023, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Exagen Inc. (the “Company”), and pursuant to the bylaws of the Company, the Board appointed Paul Kim to serve as a Class II director, with an initial term expiring at the Company’s 2024 annual meeting of stockholders, filling the vacancy on the Board. In connection with his appointment to the Board, Mr. Kim was also appointed to the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board (the “Compensation Committee”), effective as of July 24, 2023. Following Mr. Kim’s appointment, the Audit Committee consists of Frank Stokes (Chair), Wendy Johnson, Ana Hooker and Paul Kim, and the Compensation Committee consists of Bruce C. Robertson, Ph.D. (Chair), Ana Hooker and Paul Kim.
Paul Kim has served as Fulgent Genetic, Inc.’s (“Fulgent”) Chief Financial Officer since January 2016. Prior to his service for Fulgent, Mr. Kim was retired from 2011 until 2015 and served as Chief Financial Officer of Cogent, Inc., a publicly traded biometric identification services and product company, from 2004 until 2011. Mr. Kim’s past experience also includes service as the Chief Financial Officer of JNI Corporation, a publicly traded storage area network technology company, from 2002 until 2003, as Vice President, Finance and Corporate Controller at JNI from October 1999 to August 2002 and as Vice President of Finance and Administration for Datafusion Inc., a privately held software development company, from 1998 until 1999. From April 1996 to January 1998, Mr. Kim was the Corporate Controller for Interlink Computer Sciences, Inc., a publicly traded enterprise software company. From 1990 to 1996, Mr. Kim worked for Coopers and Lybrand L.L.P., leaving as an audit manager. Mr. Kim received a B.A. in Economics from the University of California at Berkeley in 1989 and is a Certified Public Accountant.
Pursuant to the Company’s non-employee director compensation program, on the effective date of Mr. Kim’s appointment to the Board, he was granted an option to purchase 15,000 shares of the Company’s common stock with an exercise price equal to the fair market value of the common stock on the date of grant, which will vest over three years in equal installments on each monthly anniversary of the grant date, subject to his continuing service on the Board through the applicable vesting date. Mr. Kim will also receive cash compensation for his service on the Board, the Audit Committee and the Compensation Committee in accordance with the non-employee director compensation program, which is filed as Exhibit 10.52 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 20, 2023 and is incorporated herein by reference. Mr. Kim will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.48 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 20, 2023 and is incorporated herein by reference.
There is no arrangement or understanding between Mr. Kim and any other person pursuant to which Mr. Kim was appointed as a director. Mr. Kim is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Board has determined that Mr. Kim is an independent director in accordance with the listing requirements of the Nasdaq Global Market and the standards promulgated by the Securities and Exchange Commission, including enhanced independence criteria applicable to members of the Audit Committee and the Compensation Committee.
Item 8.01.    Other Events.
On July 24, 2023, the Company issued a press release announcing the appointment of Mr. Kim as a director, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 24, 2023.
104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: July 24, 2023	By:	/s/ Kamal Adawi
Name: Kamal Adawi
Title: Chief Financial Officer